UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8‑K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 16, 2015

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8		3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2015, BioAmber Inc., a Delaware corporation (the “Company”), entered into a Third Amendment (the “Amendment”) to the Loan and Security Agreement, dated as of December 17, 2014 (the “Loan Agreement”), with funds managed by Tennenbaum Capital Partners, LLC  (the “Lender”) and the collateral agent under the Company’s loan facility.

Pursuant to the Amendment, the Company prepaid approximately $12.5 million of the outstanding principal amount of the loan (the “Early Paydown Amount”), bringing the principal outstanding balance of the loan to $10.0 million.  Further, pursuant to the Amendment, the requirement that the Company maintain a minimum cash balance was eliminated.

In addition, the Company paid approximately $0.5 million, representing one half of the end of term fee associated with the Early Paydown Amount.  The prepayment fee associated with the Early Paydown Amount and the remaining other half of the end of term fee associated with the Early Paydown Amount will be deferred, interest free, until February 29, 2016, or earlier upon the occurrence of certain events.  The Early Paydown Amount will be deemed to include the principal amount of the loan originally due on January 1, 2016. The interest component of the loan will be due on January 1, 2016. Beginning with the payment due on February 1, 2016, the outstanding principal balance of the loan shall be repaid in equal monthly installments so that all principal and interest accrued thereon shall be repaid on the maturity date, which is December 1, 2017.  If the interest rate on the loan changes, the amount of the amortized payments will be recalculated so that the remaining periodic payments under the loan (including interest) shall be repaid in equal monthly installments from the date of such change until December 1, 2017.

In addition, pursuant to the Amendment, the amount of indebtedness that the Company is permitted to allow BioAmber Sarnia Inc. to incur increased to Cdn$72.5 million less the aggregate repayments of principal on such indebtedness.

The foregoing descriptions of the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

10.1	Third Amendment to Loan and Security Agreement, dated as of December 16, 2015, between the Company and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015	BIOAMBER INC.

	By:	/s/Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director

Number	Exhibit

10.1	Third Amendment to Loan and Security Agreement, dated as of December 16, 2015, between the Company and the other parties thereto.